CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-184182 on Form N-2 of our report dated July 24, 2012, relating to the financial statements and financial highlights of First Trust Senior Floating Rate Income Fund II appearing in the Annual Report on Form N-CSR for First Trust Senior Floating Rate Income Fund II for the year ended May 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 21, 2012